UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                              --------------------


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT: MARCH 16, 2000
                (DATE OF EARLIEST EVENT REPORTED: MARCH 6, 2000)


                              --------------------


                              KEEBLER FOODS COMPANY

             (Exact name of Registrant as specified in its charter)



           DELAWARE                   NO. 001-13705              36-3839556
(State or other jurisdiction of        (Commission            (I.R.S. Employer
incorporation or organization)         File Number)          Identification No.)



                       677 LARCH AVE., ELMHURST, IL 60126
                    (Address of principal executive offices)

                                  630-833-2900
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE.
                         (Former name or former address,
                          if changed since last report)


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
ITEM 2.  ACQUISITION OF ASSETS

         On March 6, 2000 Keebler Foods Company, a Delaware corporation ("Keebler"), purchased all issued and outstanding capital stock of Austin Quality Foods, Inc., a Delaware corporation ("Austin") and affiliated entities, for an aggregate purchase price of $252.4 million, which includes $2.4 million of closing adjustments.

         The funds used to consummate the acquisition came from both existing cash resources and borrowings under existing credit agreements. The transaction was financed by Keebler with approximately $17.4 million of existing cash resources and $235.0 million of borrowings under the existing Revolving Credit Facility with the Bank of Nova Scotia.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements:  Not Applicable

         (b) Pro Forma Statements:  Not Applicable

         (c) Exhibits:

         EXHIBIT NO.                        DOCUMENT
         -----------                        --------

              2.3 Stock Purchase Agreement dated as of January 19, 2000 by and among R & H Trust Co (Jersey) Limited, as Trustee, as a Seller, HB Marketing & Franchising L.P., as a Seller, 697163 Alberta Ltd, as a Seller, William C. Burkhardt, as a Seller, Austin Quality Foods, Inc., and Keebler Foods Company, as Purchaser


             99.1                   Press release dated as of March 6, 2000

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        KEEBLER FOODS COMPANY




                     By:  /S/ THOMAS E. O'NEILL
                          ------------------------------------------------------
                          Name:  Thomas E. O'Neill
                          Title: Senior Vice President, Secretary and General
                                   Counsel

                          Date:  March 16, 2000

                                  EXHIBIT INDEX



EXHIBIT NO.                DOCUMENT
-----------                --------

     2.3 Stock Purchase Agreement dated as of January 19, 2000 by and among R & H Trust Co (Jersey) Limited, as Trustee, as a Seller, HB Marketing & Franchising L.P., as a Seller, 697163 Alberta Ltd, as a Seller, William C. Burkhardt, as a Seller, Austin Quality Foods, Inc., and Keebler Foods Company, as Purchaser

    99.1                   Press release dated as of March 6, 2000